UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 24, 2006
Pioneer Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31230 (Commission File Number)	06-1215192 (IRS Employer Identification No.)

700 Louisiana, Suite 4300, Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 570-3200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On January 24, 2006, our Board of Directors elected Robert E. Allen as a member of the Board of Directors. There was no arrangement or understanding between Mr. Allen and any other persons pursuant to which he was selected as a director. Mr. Allen was also named as a member of the Audit Committee and the Governance and Compensation Committee of the Board of Directors, and he was also appointed as a member of the Selection Committee that has been formed to coordinate the search for a new Chief Executive Officer of the Company. Mr. Allen is the Managing Director of Redding Consultants, Inc., a management consulting firm that he helped found in 1982.
     On January 25, 2006, we issued a press release announcing Mr. Allen’s election as a director. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits.

Exhibit number	Description

99.1	Press Release Announcing Election of Robert E. Allen to the Board of Directors

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER COMPANIES, INC.
By:	/s/ Kent R. Stephenson
Kent R. Stephenson
Vice President, General Counsel and Secretary

Dated: January 26, 2006

Exhibit Index

Exhibit number	Description

99.1	Press Release Announcing Election of Robert E. Allen to the Board of Directors